Exhibit 10.3.6

Certain identified information has been excluded from the exhibit pursuant to Item 601(a)(6) of Regulation S-K or pursuant to Item 601(b)(10)(iv) because it is both not material and is the type of information that the registrant treats as private or confidential. Redacted information is indicated by: [***]

November 24, 2021

To UBC Finance re: Increase of ProMIS Neurosciences SRA with UBC-Cashman labs

This memo is to confirm that ProMIS Neurosciences wishes to increase the amount of its current SRA with UBC-Cashman labs, effective January 1, 2022. The new quarterly payment will be CDN$[***] ([***] dollars), i.e., total annual grant of CDN$[***]. Please forward all necessary documentation and paperwork to support the appropriate amendment or changes to the current SRA.

We look forward to continuing to collaborate with UBC-Cashman labs on their groundbreaking work in the field of neurodegenerative diseases.

Please feel free to reach back directly to me for any questions you may have.

Looking forward to your response, and

With best regards

/s/ Elliot Goldstein

Elliot Goldstein MD
President

T. 415 341-5783

elliot.goldstein@promisneurosciences.com
www.promisneurosciences.com